Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Alaunos Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, to be issued under the Registrant’s 2020 Equity Incentive Plan	Rules 457(c) and 457(h)	12,191,545(2)	$0.64(3)	$7,802,588.80	$92.70 per $1,000,000	$723.30
Equity	Common Stock, par value $0.001 per share, to be issued under the Registrant’s 2020 Equity Incentive Plan	Rule 457(h)	3,058,455(4)	$1.48(5)	$4,526,513.40	92.70 per $1,000,000	$419.61
Total Offering Amounts					$12,329,102.20		$1,142.91
Total Fee Offsets (6)							$0
Net Fee Due							$1,142.91

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock that may become issuable under the ZIOPHARM Oncology, Inc. 2020 Equity Incentive Plan from time to time by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)	Represents 12,191,545 shares reserved for future issuance under the Registrant’s 2020 Equity Incentive Plan.

(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.64, which was the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 25, 2022.

(4)	Represents shares of common stock underlying option awards granted and outstanding, but not registered, under the Registrant’s 2020 Equity Incentive Plan, as of March 29, 2022.

(5)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.48, which is weighted-average exercise price for options outstanding, but not registered, under the 2020 Equity Incentive Plan, as of March 29, 2022.

(6)	The Registrant does not have any fee offsets.